UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2004

SUPERIOR ESSEX INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50514	20-0282396
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 657-6000

(Registrant’s Telephone Number, including Area Code)

___________________________

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On October 26, 2004, the Board of Directors of Superior Essex Inc. approved the Superior Essex Inc. Director Compensation Plan (the “Plan”), to be effective as of November 10, 2004.  The purpose of the Plan is to attract, retain and compensate highly-qualified individuals for service as non-employee members of the Company’s Board of Directors by providing them with competitive compensation and an ownership interest in the Company’s common stock.  The Plan provides for payment of a base annual retainer to the Company’s non-employee directors and a supplemental annual retainer to the chair of the Board of Directors, each in an amount established from time to time by the Board of Directors.  The initial amounts of the base annual retainer and the supplemental annual retainer are $40,000 and $65,000, respectively.  The Plan also provides for the payment of meeting fees to the Company’s non-employee directors for each board or committee meeting in which a director participates, in an amount established from time to time by the Board of Directors.  The initial amount of the meeting fees is as follows:

•                    For Board members, $2,000 for each Board or Committee meeting in person or by teleconference of more than two hours, and $1,000 for each Board or Committee meeting by teleconference of two hours or less;

•                    For the Chair of the Compensation Committee, $3,000 for each Compensation Committee meeting in person or by teleconference of more than two hours, and $1,500 for each Board or Committee meeting by teleconference of two hours or less; and

•                    For the Chair of the Audit Committee, $5,000 for each Audit Committee meeting in person or by teleconference of more than two hours, and $2,500 for each Board or Committee meeting by teleconference of two hours or less.

In addition to cash compensation, the Plan provides that on November 11, 2004, each non-employee director will receive an initial award of 2,500 shares of restricted stock, and on the day following the 2005 annual meeting of the Company’s stockholders, each non-employee director then in office will receive 5,000 shares of restricted stock.  On the day following each subsequent annual meeting of the Company’s stockholders, each non-employee director then in office will receive an award of restricted stock, in an amount determined annually by the Board of Directors.  The restricted stock awards will be evidenced by a Restricted Stock Certificate that provides that the awards will vest one-third per year on the first three anniversaries of the date of grant, and will vest in full upon termination of service as a director due to death, disability, retirement, a change of control or failure to be re-nominated or re-elected to the Board.

The Superior Essex Inc. Director Compensation Plan and the form of Director Restricted Stock Certificate are filed as an exhibits to this Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(c)          Exhibits.

99.1                           Superior Essex Inc. Director Compensation Plan

99.2                           Form of Director Restricted Stock Certificate

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

/s/ David S. Aldridge
Name:	David S. Aldridge
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date:  November __, 2004